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                                                                     Exhibit 5.1

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                          New York, New York 10036-6522




                                                                January 18, 2000


LendingTree, Inc.
6701 Carmel Road, Suite 205
Charlotte, North Carolina 28226

                           Re:      LendingTree, Inc.
                                    Registration Statement on Form S-1
                                    (File No. 333-91839)

Ladies and Gentlemen:

                  We have acted as special counsel to LendingTree, Inc., a Delaware corporation (the "Company"), in relation to the initial public offering by the Company of up to 4,197,000 shares (including 547,500 shares subject to an over-allotment option) (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-91839) as filed with the Securities and Exchange Commission (the "Commission") on December 1, 1999 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on January 10, 2000 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on January 18, 2000 under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration State-
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LendingTree, Inc.
January 10, 2000
Page 2

ment"); (iv) the form of Purchase Agreement (the "Purchase Agreement") proposed to be entered into by and among the Company, as issuer, and, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., and Prudential Securities Incorporated, as representatives of the several underwriters named therein (the "Underwriters") filed as an exhibit to the Registration Statement;
(v) a specimen certificate representing the Common Stock; (vi) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect;
(vii) the Amended and Restated By-Laws of the Company, as currently in effect;
(viii) the form of the Amendment to the Certificate of Incorporation of the Company intended to be filed with the Secretary of State for the State of Delaware to reflect the Company's proposed 1.27 for-1 stock split; (ix) the form of Amended and Restated Certificate of Incorporation of the Company intended to be filed with the Secretary of State for the State of Delaware filed as an exhibit to the Registration Statement; (x) the form of Amended and Restated By-Laws of the Company, filed as an exhibit to the Registration Statement; and
(xi) certain resolutions of the Board of Directors of the Company, dated November 22, 1999 and December 18, 1999, and resolutions (the "Resolutions") of the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee"), dated December 18, 1999 and January 5, 2000, relating to the stock split and the issuance and sale of the Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfac-tion, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such
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LendingTree, Inc.
January 10, 2000
Page 3

documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

                  Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act; (ii) the Purchase Agreement has been duly executed and delivered; and (iii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Purchase Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                       Very truly yours,


                                       Skadden, Arps, Slate, Meagher & Flom LLP